UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023
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CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Entry into Employment Agreement with Chief Financial Officer and Treasurer
On March16, 2023, the Company and its subsidiary, Charah, LLC, entered into an employment agreement with Joe Skidmore to be effective on March 16, 2023 (the “CFO Employment Agreement”). The CFO Employment Agreement shall remain in effect until the agreement is terminated pursuant to its provisions.
Pursuant to the CFO Employment Agreement, Mr. Skidmore will receive an annualized base salary of $275,000. This annualized salary is retroactive to January 1, 2023. Mr. Skidmore is also eligible to receive (i) an annual bonus of up to 70% of his base salary and (ii) annual awards under the Company’s 2018 Omnibus Incentive Plan.
The CFO Employment Agreement also provides for certain severance benefits following a termination without “cause” or a resignation for “good reason” (each quoted term as defined in the CFO Employment Agreement) including (i) cash severance equal to one times (or, if within six months before or two years following a change in control, one and a half times) the sum of (a) the then-current annualized base salary and (b) the target annual bonus for the year of termination, (ii) reimbursement of a certain portion of premiums paid for continuation coverage under the Company’s group health plans, and (iii) a pro-rated annual bonus for the year in which the termination occurs. Upon Mr. Skidmore’s death or “disability” (as defined in the CFO Employment Agreement), Mr. Skidmore will receive, as a severance payment, a pro-rated annual bonus for the year of his termination based on actual performance for such year. All severance payments and benefits are contingent upon Mr. Skidmore signing a release in favor of the Company and its affiliates. Additionally, the CFO Employment Agreement contains certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and non-disparagement. This summary of the CFO Employment Agreement is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Company will also enter into its standard indemnification agreement with Mr. Skidmore, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018.
There are no arrangements or understandings between Mr. Skidmore and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Skidmore. Additionally, Mr. Skidmore does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	CFO Employment Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	March 22, 2023	By:	/s/ Jonathan Batarseh
		Name:	Jonathan Batarseh
		Title:	President and Chief Executive Officer